                                                       EXHIBIT 10(e)(iii)





                              CABOT CORPORATION

                SUPPLEMENTAL RETIREMENT INCENTIVE SAVINGS PLAN



                                   PREAMBLE
                                   --------


     A supplemental profit sharing program was authorized by a

vote of the Board of Directors of Cabot Corporation (the

"Corporation") on September 10, 1976.  Pursuant to that vote,

letter agreements were entered into between the Corporation and certain of the Corporation's executive officers.

     A nonqualified supplemental plan (as herein amended and

restated, and as the same may hereafter be amended, the

"Supplemental Plan") was adopted pursuant to a vote of the Board of Directors of the Corporation on February 10, 1984, its purpose being to provide benefits to a designated group of managers who are highly compensated employees of the Corporation or its

subsidiaries, supplemental to benefits provided under the

Corporation's qualified profit-sharing and savings program

(currently the Cabot Retirement Incentive Savings Plan, or

"CRISP").  The terms of the Supplemental Plan as amended and restated and set forth herein are effective as of September 9,

1988; PROVIDED, that nothing herein shall be deemed to affect the payment or computation of benefits in pay status on (or

distributed in full prior to) the date of this restatement.

                                  SECTION 1

                                 Definitions
                                 -----------

     When used herein, the words and phrases defined shall have the following meanings unless a different meaning is clearly required by the context.  Terms used herein which are defined in

Article 1 of the CRISP shall have the meanings assigned to them in the CRISP unless a different meaning is set forth below.

     1.1.  "Applicable Matching Percentage" means (i) for any

period for which Basic Matching Contributions but no

Discretionary Matching Contributions are made under the CRISP,

five and five-eighths (5.625%) percent; and (ii) for any period for which Discretionary Matching Contributions are made under the

CRISP, 5.625% PLUS the maximum rate (expressed as a percentage of

Compensation) at which Discretionary Matching Contributions are made for such period with respect to any participant in the

CRISP.

     1.2.  "Beneficiary" means the individual(s) or entity(ies)

entitled under Section 3.6 below to receive any benefits

hereunder upon the death of a Supplemental Plan Participant.

     1.3.  "Committee" means the Compensation Committee of the

Board of Directors, or its delegates.

     1.4.  "Retirement" means termination of employment with the

Corporation and other Affiliated Employers following attainment by the Supplemental Plan Participant of his or her Early

Retirement Age or Normal Retirement Age. An individual whose employment has terminated by reason of Retirement shall be treated as having "Retired."

     1.5.  "Supplemental Plan Participant" has the meaning

provided in Section 2 below.

                                  SECTION 2

                                Participation
                                -------------

     2.1.  Participation.  Each Participant in the CRISP (i)
           -------------
whose base salary for any year (as determined by the Committee),

before reduction for deferrals, if any, under the CRISP, the

Corporation's nonqualified Deferred Compensation Plan, or any salary deferral under Section 125 of the Code, equals or exceeds the dollar limitation applicable to such year under Section

401(a)(17) of the Code, and (ii) who, for such year (or for such portion of the year during which he or she satisfies the

requirements of (i) above) has elected to participate in pre-tax deferrals and/or after-tax contributions under CRISP to the

maximum extent required and permissible thereunder (taking into account any limitations imposed under the CRISP to comply with the qualification requirements of the Code) to obtain the maximum possible Matching Contribution under CRISP, shall be eligible to participate in and accrue benefits under this Supplemental Plan.

The eligibility requirements described at (ii) above shall apply only with respect to periods beginning on or after October 1,

1994 and shall not apply for purposes of determining eligibility to share in any accruals under Section 3.1(b) below.  For

purposes of Section 3(36) of ERISA, the Supplemental Plan shall be treated as two separate plans, one of which will be deemed to provide only benefits (if any) in excess of the limitations of section 415 of the Code.

                                  SECTION 3

                                   Benefits
                                   --------

     3.1.  Credits to Memorandum Accounts.
           ------------------------------

          (a)  For each month or Plan Year for which Matching

     Contributions are made to the CRISP, the Committee shall,

     as soon as practicable after the close of such month or year

     (as the case may be), accrue to a memorandum account

     maintained by the Corporation, for each individual who is a

     Supplemental Plan Participant for all or any part of such

     period, an amount equal to the excess of (i) the Applicable

     Matching Percentage of the Supplemental Plan Participant's

     Compensation for such period (such Compensation to be

     determined, solely for this purpose, without regard to the limitations described in Section 1.21(d) of the CRISP, but taking into account the limitations described in Section

     1.21(c) of the CRISP), over (ii) the sum of (A) the amount which is actually allocated to the Supplemental Plan

     Participant's Matching Contribution Account in the CRISP

     with respect to such period, plus (B) any additional credit made for the benefit of the Supplemental Plan Participant

     with respect to such period under Section 4(a)(ii) of the

     Corporation's nonqualified Deferred Compensation Plan.

          (b)  As soon as practicable after the end of each Plan

     Year, the Committee shall also accrue to a memorandum

     account maintained by the Corporation, for each Supplemental

     Plan Participant, an amount equal to the amount (if any) that would have been contributed for the benefit of the

     Supplemental Plan Participant by his or her Affiliated

     Employer under Section 3.5 of the CRISP for such Plan Year had the limitations of Sections 401(a)(17) and 415 of the

     Code and the corresponding limitations under the CRISP not applied and had such contributions and allocations under the

     CRISP been based on Compensation increased by deferrals (if any) under the Corporation's nonqualified Deferred

     Compensation Plan, such amount to be reduced by the amount

     (if any) which is actually contributed and allocated under

     Section 3.5 of the CRISP to the Supplemental Plan

     Participant's account in the CRISP; provided, that with

     respect to periods ending prior to October 1, 1994, no such accrual shall be made under this paragraph to the extent

     that it would cause Income for the particular year for which it was being made, reduced by the amount of such accrual on an after-tax basis, to be less than that percentage of

     Stockholders' Equity at the beginning of such year specified in Section 3.5 of the CRISP.

          (c) Amounts accrued hereunder shall be converted to

     units and treated as if invested in the Cabot Stock Fund

     under the CRISP, except as provided in Sections 3.1(d) and

     3.1(e) hereof.

          (d)  From and after the date of a Change in Control,

     each memorandum account shall be treated as if invested in a fixed-income vehicle earning interest at the rate earned by the most currently issued 10-year Treasury Notes; provided,

     that this paragraph shall operate to change the basis for

     measuring investment return on memorandum accounts upon a

     Change in Control only if such change would then be

     consistent with continued exemption of interests hereunder from the definition of "derivative securities" under Rule

     16a-1(c) promulgated under the Securities Exchange Act of

     1934, as amended (or any successor Rule).

          (e)  Beginning as of the Valuation Date next following

     the earliest of the Supplemental Plan Participant's

     Retirement, other termination of employment, death while

     employed by an Affiliated Employer, or Total and Permanent

     Disability, the Supplemental Plan Participant's account

     shall be treated as if invested (i) in a fixed-income

     vehicle earning interest at the rate earned by the most

     currently issued 10-year U.S. Treasury Notes on the date of reference, or (ii) on such other reasonable basis (other

     than one related to or derived from the common stock of the

     Corporation) as the Committee shall determine from time to time.  The interest rate shall be determined and interest

     accrued as of each Valuation Date until all amounts have

     been paid to or on behalf of the Supplemental Plan

     Participant.

          3.2.  Amount, Form and Timing of Benefit Payments.
                -------------------------------------------

          (a)  In the event of a Supplemental Plan Participant's

     termination of employment with the Affiliated Employers

     (other than by reason of Retirement, Total and Permanent

     Disability, or death), his or her vested balance under the

     Supplemental Plan shall commence to be paid as soon as

     practicable on or after the Participant's Annuity Starting

     Date in the form of 120 monthly installments, each

     installment calculated by dividing the unpaid vested

     balance, valued as of the preceding Valuation Date, by the number of installments remaining to be paid; provided,

     however, that, the Committee in its discretion may

     accelerate payment of all or any portion of the account if it determines such acceleration to be in the interests of

     the Corporation.  For purposes of this paragraph, the vested balance of a Supplemental Plan Participant shall be the

     product of (A) the balance of his or her memorandum account determined under Section 3.1, times (B) the percentage

     representing the vested interest of such Supplemental Plan

     Participant in his or her CRISP Account (that is, Matching

     Contribution Account or Company Contributions Account) as

     determined under the applicable vesting rules of the CRISP.

          (b)  In the event of a Supplemental Plan Participant's

     Retirement or termination of employment by reason of Total and Permanent Disability, the balance of his or her

     memorandum account determined under Section 3.1 shall be

     distributed at the same time and in the same manner as the

     Supplemental Plan Participant's benefits under the CRISP,

     subject to the following special rules:

               (i)  If the balance of the Supplemental Plan

          Participant's memorandum account at Retirement or

          termination of employment is less than $50,000, the

          Committee may distribute the account in a lump sum (or

          on some other accelerated basis) notwithstanding the

          Supplemental Plan Participant's election under the

          CRISP.

               (ii)  If the Supplemental Plan Participant elects

          a distribution of a single-life or joint and survivor

          annuity under Section 9.3(a)(iv) of the CRISP, the

          Committee's discretion as described above to distribute

          the memorandum account hereunder on an accelerated

          basis shall apply regardless of the size of the balance

          of the Supplemental Plan Participant's memorandum

          account hereunder.

               (iii)  If the Supplemental Plan Participant elects

          a lump sum payment of his or her CRISP benefit, that

          election shall be effective with respect to his or her

          Supplemental Plan benefit hereunder only with the

          approval of the Committee.  If the Committee does not

          approve a lump sum payment election, the Supplemental

          Plan Participant's memorandum account hereunder shall

          be distributed in 120 monthly installments as described

          at 3.2(a) above or on such accelerated basis as the

          Committee may determine.

               (iv)  If the Supplemental Plan Participant's

          memorandum account is to be distributed in

          installments, the amount of each installment shall be

          calculated by dividing the unpaid balance, valued as of

          the preceding Valuation Date, by the number of

          installments remaining to be paid.  Any distribution

          hereunder that is to be made over the life of the

          Supplemental Plan Participant or the lives of the

          Supplemental Plan Participant and his or her

          Beneficiary shall be based on such reasonable actuarial

          assumptions as the Committee may determine (which may

          be different than those applied under the Corporation's

          qualified plans or those used by commercial insurance

          companies).

          (c)  In the event of a Supplemental Plan Participant's

     termination of employment with the Affiliated Employers by reason of death, the balance of his or her memorandum

     account determined under Section 3.1 shall be paid in a

     single sum to the Supplemental Plan Participant's

     Beneficiary as soon as practicable after the receipt by the

     Supplemental Plan Participant's Affiliated Employer of

     notice of the Supplemental Plan Participant's death.

          (d)  If a Supplemental Plan Participant described in

     paragraph (a) or (b) dies prior to the complete distribution of his or her vested benefit, the remaining installments

     shall be paid to his or her Beneficiary; provided, that upon application by such Beneficiary showing financial hardship or other adequate cause as determined by the Committee in

     its sole discretion, the Committee may cause the remaining balance in the decedent's memorandum account to be paid in a lump sum to the Beneficiary in complete satisfaction of any remaining benefit obligation to such Beneficiary hereunder.

          (e)  If the Supplemental Plan Participant elects to

     roll over his or her vested CRISP benefit to the

     Corporation's Cash Balance Plan, the vested balance of his or her memorandum account hereunder shall be treated as

     having been transferred to the Corporation's nonqualified

     plan maintained as a supplement to the Corporation's Cash

     Balance Plan, and paid in accordance with the terms of that supplemental plan.

          (f)  All amounts payable hereunder shall be paid in

     cash only.

     3.3.  Nature of Account.  The memorandum account maintained
           -----------------
by the Corporation for a Supplemental Plan Participant shall be a book-entry account only, shall hold no actual shares of the

Corporation's stock, and shall represent no interest in or

ownership of any such stock.  Supplemental Plan Participants shall have no voting rights or any other shareholder rights by reason of participation in this Supplemental Plan.

     3.4.  No Payment While Employed.   No amounts accrued
           -------------------------
hereunder on behalf of a Supplemental Plan Participant may be distributed prior to his or her Annuity Starting Date or death, as the case may be. If a Supplemental Plan Participant whose employment has terminated returns to the employ of an Affiliated

Employer, any benefits remaining to be paid to such Supplemental

Plan Participant shall be suspended during the period of

reemployment.  Upon his or her subsequent termination of

employment, the Supplemental Plan Participant's memorandum

account shall be payable in accordance with the rules set forth in Section 3.2 above.

     3.5.  Benefits Unfunded.  This Supplemental Plan shall not
           -----------------
be construed to create a trust of any kind or a fiduciary

relationship between any Affiliated Employer and a Supplemental

Plan Participant.  Neither Supplemental Plan Participants nor

their beneficiaries, nor any other person, shall have any rights against any Affiliated Employer or its assets in respect of any benefits hereunder, other than rights as general creditors.

Nothing in this Section 3.5, however, shall preclude an

Affiliated Employer from establishing and funding a trust for the purpose of paying benefits hereunder, if such trust's assets are subject to the claims of the Affiliated Employer's general

creditors in the event of bankruptcy or insolvency.

     3.6.  Designation of Beneficiary.  A Supplemental Plan
           --------------------------
Participant may designate, in writing, one or more beneficiaries under this Supplemental Plan, who may be the same as or different than those named under the CRISP to receive benefits, if any,

payable upon the Supplemental Plan Participant's death; provided,

that in the case of a Supplemental Plan Participant who is married at time of death, the Supplemental Plan Participant's surviving spouse shall be treated as the sole Beneficiary unless he or she has consented (in accordance with procedures similar to those in the CRISP relating to spousal consent) to the

designation of one or more other Beneficiaries.  In the absence of any beneficiary so designated, benefits payable following death shall be paid to the Supplemental Plan Participant's

surviving spouse, if any; if none, to such person or persons

(including the decedent's estate) as are designated to receive any benefits remaining to be paid under the CRISP; or if none of the foregoing, to such person or persons as shall be designated by the Committee.

                                   SECTION 4

                              Certain Forfeitures
                              -------------------

     4.1.  Termination for Cause.  Notwithstanding anything to
           ---------------------
the contrary in this Supplemental Plan, benefits payable

hereunder shall be forfeited by the Supplemental Plan Participant if the Supplemental Plan Participant's termination of employment was requested by an Affiliated Employer and the termination was determined by the Committee to be for "cause."  For purposes of this Supplemental Plan, "cause" shall mean any action or failure to act by the Supplemental Plan Participant which the Committee in its sole discretion determines to have constituted negligence or misconduct in the performance of the Supplemental Plan

Participant's duty to his or her Affiliated Employer.

Notwithstanding the foregoing provisions of this Section 4.1, in respect of any termination of a Supplemental Plan Participant's employment requested by an Affiliated Employer within the three-

year period immediately following a Change in Control, "cause"

shall mean only (i) the willful and continued failure by the

Supplemental Plan Participant to substantially perform his or her duties with his or her Affiliated Employer, after a written

demand for substantial performance is delivered to the

Supplemental Plan Participant by the Affiliated Employer which demand specifies the manner in which the Affiliated Employer believes that the Supplemental Plan Participant has not

substantially performed the Supplemental Plan Participant's

duties, or (ii) the willful engaging by the Supplemental Plan

Participant in conduct which is demonstrably and materially

injurious to the Affiliated Employer, monetarily or otherwise.

For purposes of clauses (i) and (ii) of the preceding sentence,

no act, or failure to act, on the Supplemental Plan Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Supplemental Plan Participant not in good faith and without reasonable belief that the Supplemental Plan

Participant's act or failure to act was in the best interest of the Affiliated Employer.

     4.2.  Other Terminations of Employment.  In the event of a
           --------------------------------
Supplemental Plan Participant's termination of employment other than by reason of death, Retirement or Total and Permanent

Disability, that portion of his or her memorandum account balance that is not payable under Section 3.2(a) shall be promptly

forfeited.  If such Supplemental Plan Participant is later

reemployed by an Affiliated Employer under circumstances

entitling him or her to a restoration of all or a portion of his or her account balance under the CRISP, the Committee shall make an appropriate corresponding restorative adjustment to his or her memorandum account hereunder.

                                   SECTION 5

                                 Administration
                                 --------------

     5.1.  Duties of Committee.  This Supplemental Plan shall be
           -------------------
administered by the Committee in accordance with its terms and purposes.  The Committee shall determine, in accordance with

Section 3 hereunder, the amount and manner of payment of the benefits due to or on behalf of each Supplemental Plan

Participant from this Supplemental Plan and shall cause them to be paid by the Corporation accordingly.  The Committee may

delegate its powers, duties and responsibilities to one or more individuals (including in the Committee's discretion employees of one or more Affiliated Employers) or one or more committees of such individuals.

     5.2.  Finality of Decision.  The decisions made by and the
           --------------------
actions taken by the Committee in the administration of this

Supplemental Plan shall be final and conclusive with respect to all persons, and neither the Committee nor individual members thereof, nor its or their delegates hereunder, shall be subject to individual liability with respect to this Supplemental Plan.

     5.3.  Benefit Claims; Appeal and Review.
           ---------------------------------
          (a)  If any person believes that he or she is being

     denied any rights or benefits under this Supplemental Plan,

     such person may file a claim in writing with the Committee.

     The Committee will notify such person of its decision with respect to such claim in writing.  If the claim is denied by the Committee, such notification will be written in a manner calculated to be understood by such person and will contain

     (i) specific reasons for denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any

     additional material or information necessary for such person to perfect such claim and an explanation of why such

     material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review.  Notification of Committee decisions

     with respect to claims will be given within 90 days after

     the claim is received by the Committee (or within 180 days,

     if special circumstances require an extension of time for

     processing the claim, and if written notice of such

     extension and circumstances is given to such person within the initial 90-day period).  If such notification is not

     given within such period, the claim will be considered

     denied as of the last day of such period and such person may request a review of his or her claim.

          (b)  Within 60 days after the date on which a person

     receives a written notice of a denied claim (or, if

     applicable, within 60 days after the date on which such

     denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a

     written request with the Committee for a review of his or

     her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee.  The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent

     Plan provisions.  The decision on review will be made within

     60 days after the request for review is received by the

     Committee (or within 120 days, if special circumstances

     require an extension of time for processing the request,

     such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is

     given to such person within the initial 60-day period).  If the decision on review is not made within such period, the claim will be considered denied.

                                   SECTION 6

                           Amendment and Termination
                           -------------------------

     6.1.  Amendment and Termination.  While the Corporation
           -------------------------
intends to maintain this Supplemental Plan in conjunction with the CRISP for as long as it deems necessary, the Board of

Directors reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate; provided, that no such amendment shall reduce the balance of any Supplemental

Plan Participant's memorandum account as of the Valuation Date next preceding the date of such amendment.  Amendments affecting the accrual of benefits hereunder in respect of Supplemental Plan

Participants who are subject to the short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934, as amended,

may be made no more frequently than once every six (6) months.

Notwithstanding any other provision hereunder, during the three-

year period immediately following a Change in Control, this

Supplemental Plan may not be terminated, altered or amended in a way that would decrease future accrual of, eligibility for, or entitlement to, benefits hereunder.  This Section 6.1 may not be altered or amended during that same three-year period in any way except with the prior written consent of all of the then

Supplemental Plan Participants.

                                   SECTION 7

                                 Miscellaneous
                                 -------------

     7.1.  No Employment Rights.  Nothing contained in this
           --------------------
Supplemental Plan shall be construed as a contract of employment between any Affiliated Employer and a Supplemental Plan

Participant, or as giving any Supplemental Plan Participant the right to be continued in the employment of an Affiliated

Employer, or as a limitation of the right of an Affiliated

Employer to discharge any Supplemental Plan Participant, with or without cause.

     7.2.  Assignment.  Subject to the provisions of this
           ----------
Supplemental Plan relating to payment of benefits upon the death of a Supplemental Plan Participant, the benefits payable under this Supplemental Plan may not be assigned, alienated,

transferred, pledged, or encumbered.

     7.3.  Withholding, Etc.  Benefits payable under this
           ----------------
Supplemental Plan shall be subject to all applicable federal,

state or other tax withholding requirements.  To the extent any amount credited hereunder to a Supplemental Plan Participant's account is treated as "wages" for FICA/Medicare or FUTA tax

purposes on a current basis (or when vested), rather than when distributed, all as determined by the Committee, then the

Committee shall require that the Supplemental Plan Participant either (i) timely pay such taxes in cash by separate check to his or her Affiliated Employer, or (ii) make other arrangements

satisfactory to such Employer (e.g., additional withholding from other wage payments) for the payment of such taxes. To the extent a Supplemental Plan Participant fails to pay or provide for such taxes as required, the Committee may suspend the

Supplemental Plan Participant's participation in the Supplemental

Plan or reduce amounts credited or to be credited hereunder.

     7.4.  Schedules.  The Committee may by Schedule modify the
           ---------
benefits available hereunder to one or more specified

individuals.  The provisions of each such Schedule shall, with respect to the individual or individuals thereby affected, be deemed a part of the Supplemental Plan and shall be incorporated herein.

     7.5.  Law Applicable.  This Supplemental Plan shall be
           --------------
construed in accordance with the laws of the Commonwealth of

Massachusetts.

     IN WITNESS WHEREOF, this instrument is executed this

20th day of December, 1994.



                                         CABOT CORPORATION

                                       By   /s/ Karen M. Morrissey
                                            ________________________
                                                Vice President